                                                                    EXHIBIT 99.1


                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS

                       JUNE 30, 2002 AND DECEMBER 31, 2001

                                                           JUN 30     DEC 31
                                                            2002       2001
                                                           -------   --------
                                                            ($000 Omitted)
      Investments, at market, partially restricted:
          Short-term investments                            58,591     56,267
          U. S. Treasury and agency obligations             53,201     39,168
          Municipal bonds                                  147,255    145,769
          Mortgage-backed securities                         1,797      8,598
          Corporate bonds                                  126,057    121,122
          Equity securities                                  9,289     10,473
                                                         ---------   --------
            TOTAL  INVESTMENTS                             396,190    381,397
                                                         =========   ========


NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) 'short-term investments',
(2) 'investments - statutory reserve funds' and (3) 'investments - other'.